EXHIBIT 10.1

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY. THE SHARES BEING SOLD HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SALE PRICE WAS DETERMINED ARBITRARILY BY THE SELLER AND BEARS NO RELATIONSHIP TO THE ASSETS, EARNINGS, BOOK VALUE, CURRENT OR FUTURE TRADING PRICE OF THE SHARES, OR ANY OTHER CRITERIA OF VALUE.

PROMISSORY Amount: $100,000.00 Date of Note: November 7th, 2011 Term: Twelve Months from Date of Note Interest and Principle payments: Per Terms of Note	NOTE

FOR VALUE RECEIVED, the undersigned, Phillips Sales & Marketing, Inc., having a mailing address of 2401 West Bay Drive Largo, Fl 33770 ("PSAM") promises to pay to the order of Dean Lynch, having a mailing address of xxxxxxxxxxxxxxxxxxxxxxxxx (together with their successors or assigns, the "LYNCH") in lawful money of the United States, the principal sum of $100,000.00, together with interest from the date hereof on the principal balance from time to time remaining unpaid, at the rate or rates hereinafter provided. PSAM also agrees to transfer to LYNCH, in a private transaction, Two Hundred Thousand (200,000) shares of PSAM's restricted common stock.

The purchase price for the Company Shares and attached PROMISSORY NOTE shall be One Hundred Thousand ($100,000) Dollars, in the aggregate (the "Purchase Price"), to be paid in cash, bank cashier's check, or bank wired funds or any other means acceptable to PSAM.

The Closing shall occur upon the execution of this Agreement by both LYNCH and PSAM, and the receipt by PSAM of One Hundred Thousand ($100,000) Dollars. Within sixty (60) days of the closing, PSAM shall deliver to LYNCH the certificate or certificates representing the Company Shares.

From the date of this Note and until this Note is fully paid, interest on the outstanding principal balance of this Note shall accrue at the rate of 8 percent (8%) per annum due and payable at the term end of Note. PSAM may prepay all or any portion of the outstanding indebtedness of this Note at any time without penalty. Any partial prepayment shall not postpone the due date of any subsequent payment or change the amount of any such payment.

Interest shall commence accruing from the date of monies received.

PSAM and each other party liable for the payment of this Note, whether as PSAM, endorser, guarantor, surety or otherwise, hereby waiver presentment for payment, demand, protest, notice of protest, and notice of dishonor, and expressly agree, jointly and severally, to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension of the time of, or for the payment of said principal or interest, or any change or changes by way of release or surrender or substitution of any collateral held as security for this Note, and waive all and every kind of notice of such extensions, change or changes.

LYNCH warrants he is an individual whose net worth, individually or in addition to that of his spouse, at the present time, exceeds $1,000,000.00, exclusive of their primary residence. Lynch further warrants he has in his opinion performed sufficient due diligence on this investment and has had ample opportunity to consult with the legal and financial experts of his choice.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Time is of the essence. This Note shall be construed according to the laws of the State of Florida. This Note and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of LYNCH's and PSAM's successors. legal representatives and assigns.

THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS NOTE OR ANY OF ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE AND AGREE TO MANDATORY AND BINDING ARBITRATION WITH THE AMERICAN ARBITRATION ASSOCIATION.

IN WITNESS THEREOF, the parties hereto have each executed and delivered this Agreement w of the day and yoar first above witt«n,